POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned, as directors of THE CATHOLIC FUNDS, INC. (the "Funds"), a Maryland corporation, which has filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the Funds and shares of the Funds' common stock to be offered from time to time to the public, hereby constitutes and appoints Daniel J. Steininger, Allan G. Lorge and Theodore F. Zimmer, and each of them, with power to act without the others, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to approve, and sign such Registration Statements and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, thereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 17th day of December, 2001.


/s/  Thomas A. Bausch                    /s/  J. Michael Borden
---------------------------------        -----------------------------------
Thomas A. Bausch, Director               J. Michael Borden, Director



/s/  Daniel R. Doucette                  /s/  Allan G. Lorge
---------------------------------        -----------------------------------
Daniel R. Doucette, Director             Allan G. Lorge, Director



/s/  Thomas J. Munninghoff               /s/  Conrad L. Sobczak
---------------------------------        -----------------------------------
Thomas J. Munninghoff, Director          Conrad L. Sobczak, Director



/s/  Daniel J. Steininger
---------------------------------
Daniel J. Steininger, Director